Exhibit 5.2

July 3, 2025

Gauzy Ltd.

14 Hathiya Street
Tel Aviv – Yafo, Israel 6816914

Re:	Gauzy Ltd. – Registration Statement on Form F-3

To the addressee set forth above:

We have acted as special counsel to Gauzy Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form F-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the issue and sale by the Company of up to $150,000,000 aggregate offering amount of (i) ordinary shares, no par value of the Company, (ii) warrants to purchase ordinary shares (“Warrants”), (iii) one or more series of the Company’s debt securities (collectively, “Debt Securities”) to be issued under an indenture to be entered into between the Company, as issuer, and a trustee (a form of which is included as Exhibit 4.1 to the Registration Statement) and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Debt Securities, the “Applicable Indenture”), (iv) subscription rights (“Subscription Rights”) and (v) units comprised of one or more of the Debt Securities, ordinary shares and Warrants and in any combination (the “Units”). The Warrants, Debt Securities, Subscription Rights and Units, plus any additional Debt Securities, Warrants, Subscription Rights and Units that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Act in connection with the offering by the Company contemplated by the Registration Statement, are referred to herein collectively as the “Securities.”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the offer and sale of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. In rendering the opinions in this opinion letter, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the legal effectiveness of such documents.

With your consent, we have also assumed (i) that each of the warrant agreements governing the Warrants, the subscription rights agreements governing the Subscription Rights and the unit agreements governing the Units (the “Agreements”) will be governed by the internal laws of the State of New York, (ii) that each of the Agreements has been or will be duly authorized, executed and delivered by the parties thereto, (iii) that each of the Agreements constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms and (iv) that the status of each of the agreements as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

Our opinions herein are expressed solely with respect to (i) the internal laws of the State of New York; and (iii) the federal laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.  Various matters concerning the laws of Israel are addressed in the opinion of Gornitzky & Co., Tel Aviv, which has been separately provided to you. We express no opinion with respect to those matters, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters. Our opinions are based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof. It is understood that this opinion letter is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect and only speaks as of the date of this opinion letter.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, it is our opinion that:

1.	When the applicable warrant agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable warrant agreement and authorized by all necessary corporate action of the Company, and such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable warrant agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.	When the Applicable Indenture has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular series of Debt Securities have been duly established in accordance with the terms of the Applicable Indenture and authorized by all necessary corporate action of the Company, and such Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Applicable Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such Debt Securities will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.	When the applicable subscription rights agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Subscription Rights have been duly authorized in accordance with the terms of the applicable subscription rights agreement and authorized by all necessary corporate action of the Company, and such Subscription Rights have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable subscription rights agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Subscription Rights have been duly authorized and reserved for issuance by all necessary corporate action), such Subscription Rights will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	When the applicable unit agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Units have been duly authorized in accordance with the terms of the applicable unit agreement and authorized by all necessary corporate action of the Company, and such Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable unit agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Units have been duly authorized and reserved for issuance by all necessary corporate action), such Units will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms

In giving the opinions set forth above, with respect to each Security opined on in this opinion letter we have assumed that (i) at or prior to the time of the delivery of such Security, the authorization of such Security will not have been modified or rescinded, and there will not have occurred any change in law affecting such Security, including its validity or enforceability and (ii) none of the terms of any such Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security nor the compliance by the Company, with the terms of such Security, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Our opinions set forth above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance, fraudulent transfer and voidable transaction laws), (ii) any specialized laws not included in opinion letters of this kind, such as tax, antitrust, pension, employee benefit, environmental, intellectual property, bank regulatory, insurance, labor, regulatory and licensing, anti-money laundering and health and safety laws, (iii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law and limitations regarding the availability of indemnification and contribution where such indemnification or contribution may be limited by applicable law, or (iv) the application of principles of public policy.

We express no opinion as to the validity, binding effect or enforceability of (i) provisions that relate to choice of law, forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum), (ii) waivers by the Company of any statutory or constitutional rights, defenses or remedies, (iii) terms which excuse any person or entity from liability for, or require the Company to indemnify such person or entity against, such person’s or entity’s negligence or willful misconduct, (iv) obligations to pay any prepayment premium, default interest rate, early termination fee, late charges, monetary penalty, make-whole premiums or other form of liquidated damages, if the payment of such premium, interest rate, fee, late charge, monetary penalty, make-whole premium or damages may be construed as unreasonable in relation to actual damages or disproportionate to actual damages suffered as a result of such prepayment, default or termination, usury and other interest-related restrictions, (v) provisions providing that the terms of agreement may not be waived or modified except in writing, (vi) the creation, validity, attachment, perfection, or priority of any lien or security interest, (vii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (viii) provisions for exclusivity, election or cumulation of rights or remedies, (ix) provisions authorizing or validating conclusive or discretionary determinations, (x) proxies, powers and trusts, (x) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, or (xi) the severability, if invalid, of provisions to the foregoing effect.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission under the Securities Act.

Sincerely,

/s/ Honigman LLP

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